Exhibit 5.2

ATTORNEYS • CIVIL LAW NOTARIES • TAX ADVISERS

P.O. Box 7113 1007 JC Amsterdam Beethovenstraat 400 1082 PR Amsterdam T +31 20 71 71 000 F +31 20 71 71 111	Amsterdam, February 28, 2024.

Amsterdam Brussels London Luxemburg New York Rotterdam

To the Company:

We have acted as legal counsel as to Dutch law to the Company in connection with the filing of the Registration Statement and the ATM Prospectus with the SEC. This opinion letter is rendered to you in order to be filed with the SEC as an exhibit to the Registration Statement.

Capitalised terms used in this opinion letter have the meanings set forth in Exhibit A to this opinion letter. The section headings used in this opinion letter are for convenience of reference only and are not to affect its construction or to be taken into consideration in its interpretation.

This opinion letter is strictly limited to the matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in any document reviewed by us in connection with this opinion letter.

In rendering the opinions expressed in this opinion letter, we have reviewed and relied upon a draft of the Registration Statement, ATM Prospectus and pdf copies of the Corporate Documents and we have assumed that any issuance of Registered Securities shall be effected for bona fide commercial reasons. We have not investigated or verified any factual matter disclosed to us in the course of our review.

This opinion letter sets out our opinion on certain matters of the laws with general applicability of the Netherlands, and, insofar as they are directly applicable in the Netherlands, of the European Union, as at today’s date and as presently interpreted under published authoritative case law of the Dutch courts, the General Court and the Court of Justice of the European Union. We do not express any opinion on Dutch or European competition law, data protection law, tax law, securitisation law or regulatory law. No undertaking is assumed on our part to revise, update or amend this opinion letter in connection with, or to notify or inform you of, any developments and/or changes of Dutch law subsequent to today’s date. We do not purport to opine on the consequences of amendments to the Registration Statement, ATM Prospectus or the Corporate Documents subsequent to the date of this opinion letter.

The opinions expressed in this opinion letter are to be construed and interpreted in accordance with Dutch law. The competent courts at Amsterdam, the Netherlands, have exclusive jurisdiction to settle any issues of interpretation or liability arising

All legal relationships are subject to NautaDutilh N.V.’s general terms and conditions (see https://www.nautadutilh.com/terms), which apply mutatis mutandis to our relationship with third parties relying on statements of NautaDutilh N.V., include a limitation of liability clause, have been filed with the Rotterdam District Court and will be provided free of charge upon request. NautaDutilh N.V.; corporate seat Rotterdam; trade register no. 24338323.

out of or in connection with this opinion letter. Any legal relationship arising out of or in connection with this opinion letter (whether contractual or non-contractual), including the above submission to jurisdiction, is governed by Dutch law and shall be subject to the general terms and conditions of NautaDutilh. Any liability arising out of or in connection with this opinion letter shall be limited to the amount which is paid out under NautaDutilh’s insurance policy in the matter concerned. No person other than NautaDutilh may be held liable in connection with this opinion letter.

In this opinion letter, legal concepts are expressed in English terms. The Dutch legal concepts concerned may not be identical in meaning to the concepts described by the English terms as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Dutch legal concepts described by the English terms.

For the purposes of this opinion letter, we have assumed that:

a.   each copy of a document conforms to the original, each original is authentic, and each signature is the genuine signature of the individual purported to have placed that signature;

b.  if any signature under any document is an electronic signature (as opposed to a handwritten (“wet ink”) signature) only, the method used for signing is sufficiently reliable;

c.   each of the Registration Statement and ATM Prospectus became effective upon filing with the SEC in the form reviewed by us;

d.  at each Relevant Moment, (i) the Common Shares shall have been admitted for trading on a trading system outside the European Economic Area comparable to a regulated market or a multilateral trading facility as referred to in Section 2:86c(1) DCC and (ii) no financial instruments issued by the Company (or depository receipts for or otherwise representing such financial instruments) have been admitted to trading on a regulated market, multilateral trading facility or organised trading facility operating in the European Economic Area (and no request for admission of any such financial instruments to trading on any such trading venue has been made);

e.   each of the Deed of Incorporation and the Deed of Conversion is a valid notarial deed, and the Deed of Incorporation has been executed on the basis of a valid declaration of no objection (verklaring van geen bezwaar);

f.   the Current Articles are the Articles of Association currently in force and as they will be in force at each Relevant Moment;

g.  at each Relevant Moment, the authorised share capital (maatschappelijk kapitaal) of the Company shall allow for the issuance of the Registered Shares;

h.  at each Relevant Moment, the Company will not have (i) been dissolved (ontbonden), (ii) ceased to exist pursuant to a merger (fusie) or a division (splitsing), (iii) been converted (omgezet) into another legal form, either national or foreign, (iv) had its assets placed under administration (onder bewind gesteld), (v) been declared bankrupt (failliet verklaard), (vi) been granted a suspension of payments (surseance van betaling verleend), (vii) started or become subject to statutory proceedings for the restructuring of its debts (akkoordprocedure) or (viii) been made subject to similar proceedings in any jurisdiction or otherwise been limited in its power to dispose of its assets;

i.   any Registered Securities shall be issued, and any pre-emption rights in connection therewith shall have been excluded, pursuant to resolutions validly passed by the corporate body (orgaan) of the Company duly authorised to do so;

j.   the issue price for any Registered Shares shall at least equal the aggregate nominal value thereof, any conversion, exchange or exercise price of other Registered Securities shall at least equal the aggregate nominal value of the underlying Registered Shares, any such issue, conversion, exchange or exercise price shall have been satisfied in cash and shall have been received and accepted by the Company ultimately upon the issuance of the relevant Registered Shares and, where relevant, the Company shall have consented to payment in a currency other than Euro;

k.  any Registered Shares issued in connection with the conversion, exchange or exercise of other Registered Securities shall be issued pursuant to a valid conversion, exchange or exercise of such Registered Securities in accordance with their respective terms; and

l.   no Registered Securities shall be offered to the public (aanbieden aan het publiek) in the Netherlands other than in conformity with the Prospectus Regulation, the PRIIPs Regulation and the rules promulgated thereunder.

Based upon and subject to the foregoing and subject to the qualifications set forth in this opinion letter and to any matters, documents or events not disclosed to us, we express the following opinions:

Corporate Status

1.  The Company has been duly incorporated as a besloten vennootschap met beperkte aansprakelijkheid and is validly existing as a naamloze vennootschap.

Registered Shares

2.  Subject to receipt by the Company of payment in full for, or other satisfaction of the issue, conversion, exchange or exercise price for, the Registered Shares, and when issued by the Company and accepted by the acquiror(s) thereof, the Registered Shares shall be validly issued, fully paid and non-assessable.

The opinions expressed above are subject to the following qualifications:

A. Opinion 1 must not be read to imply that the Company cannot be dissolved (ontbonden). A company such as the Company may be dissolved, inter alia by the competent court at the request of the company’s board of directors, any interested party (belanghebbende) or the public prosecution office in certain circumstances, such as when there are certain defects in the incorporation of the company. Any such dissolution will not have retro-active effect.

B. Pursuant to Section 2:7 DCC, any transaction entered into by a legal entity may be nullified by the legal entity itself or its liquidator in bankruptcy proceedings (curator) if the objects of that entity were transgressed by the transaction and the other party to the transaction knew or should have known this without independent investigation (wist of zonder eigen onderzoek moest weten). The Dutch Supreme Court (Hoge Raad der Nederlanden) has ruled that in determining whether the objects of a legal entity are transgressed, not only the description of the objects in that legal entity’s articles of association (statuten) is decisive, but all (relevant) circumstances must be taken into account, in particular whether the interests of the legal entity were served by the transaction. Based on the objects clause contained in the Current Articles, we have no reason to believe that, by issuing Registered Securities, the Company would transgress the description of the objects contained in its Articles of Association. However, we cannot assess whether there are other relevant circumstances that must be taken into account, in particular whether the interests of the Company are served by issuing Registered Securities since this is a matter of fact.

C. Pursuant to Section 2:98c DCC, a company such as the Company may grant loans (leningen verstrekken) only in accordance with the restrictions set out in Section 2:98c DCC, and may not provide security (zekerheid stellen), give a price guarantee (koersgarantie geven) or otherwise bind itself, whether jointly and severally or otherwise with or for third parties (zich op andere wijze sterk maken of zich hoofdelijk of anderszins naast of voor anderen verbinden) with a view to (met het oog op) the subscription or acquisition by third parties of shares in its share capital or depository receipts. This prohibition also applies to its subsidiaries (dochtervennootschappen). It is generally assumed that a transaction entered into in violation of Section 2:98c DCC is null and void (nietig).

D. The opinions expressed in this opinion letter may be limited or affected by:

a.   rules relating to Insolvency Proceedings or similar proceedings under a foreign law and other rules affecting creditors’ rights generally;

b.  the provisions of fraudulent preference and fraudulent conveyance (Actio Pauliana) and similar rights available in other jurisdictions to insolvency practitioners and insolvency office holders in bankruptcy proceedings or creditors;

c.   claims based on tort (onrechtmatige daad);

d.  sanctions and measures, including but not limited to those concerning export control, pursuant to European Union regulations, under the Dutch Sanctions Act 1977 (Sanctiewet 1977) or other legislation;

e.   the Anti-Boycott Regulation, Anti Money Laundering Laws and related legislation;

f.   any intervention, recovery or resolution measure by any regulatory or other authority or governmental body in relation to financial enterprises or their affiliated entities; and

g.  the rules of force majeure (niet toerekenbare tekortkoming), reasonableness and fairness (redelijkheid en billijkheid), suspension (opschorting), dissolution (ontbinding), unforeseen circumstances (onvoorziene omstandigheden) and vitiated consent (i.e., duress (bedreiging), fraud (bedrog), abuse of circumstances (misbruik van omstandigheden) and error (dwaling)) or a difference of intention (wil) and declaration (verklaring).

E.  The term “non-assessable” has no equivalent in the Dutch language and for purposes of this opinion letter such term should be interpreted to mean that a holder of an Ordinary Share shall not by reason of merely being such a holder be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Share.

F.  This opinion letter does not purport to express any opinion or view on the operational rules and procedures of any clearing or settlement system or agency.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and also consent to the reference to NautaDutilh in the Prospectus and ATM Prospectus under the caption “Legal Matters”. In giving this consent we do not admit or imply that we are a person whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or any rules and regulations promulgated thereunder.

Sincerely yours,

/s/ NautaDutilh N.V.

NautaDutilh N.V.

EXHIBIT A LIST OF DEFINITIONS

“Anti Money Laundering Laws”	The European Anti-Money Laundering Directives, as implemented in the Netherlands in the Money Laundering and Terrorist Financing Prevention Act (Wet ter voorkoming van witwassen en financieren van terrorisme) and the Dutch Criminal Code (Wetboek van Strafrecht).

“Anti-Boycott Regulation”	The Council Regulation (EC) No 2271/96 of 22 November 1996 on protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom.

“Articles of Association”	The Company’s articles of association (statuten) as they read from time to time.

“ATM Prospectus”	The Company’s prospectus supplement to the Registration Statement with respect to the Offer Shares, dated February 28, 2024, filed with the SEC in the form reviewed by us on or about the date of this opinion letter and the Base Prospectus.

“Bankruptcy Code”	The Dutch Bankruptcy Code (Faillissementswet).

“Base Prospectus”	The base prospectus included in the Registration Statement.

“Commercial Register”	The Dutch Commercial Register (handelsregister).

“Common Shares”	Common shares in the Company’s capital, with a nominal value of EUR 0.09 each.

“Company”	Merus N.V., a public company with limited liability (naamloze vennootschap), registered with the Commercial Register under number 30189136.

“Corporate Documents”	The Deed of Incorporation, the Deed of Conversion, the Deed of Amendment and the Current Articles.

“Current Articles”	The Articles of Association as contained in the Deed of Amendment.

“DCC”	The Dutch Civil Code (Burgerlijk Wetboek).

“Debt Securities”	One or more series of debt securities issuable by the Company and registered pursuant to the Registration Statement.

“Deed of Amendment”	The deed of amendment to the Articles of Association of the Company dated May 28, 2021.

“Deed of Conversion”	The deed of conversion and amendment to the Articles of Association dated May 19, 2016.

“Deed of Incorporation”	The Company’s deed of incorporation (akte van oprichting) dated June 16, 2003.

“Insolvency Proceedings”	Any insolvency proceedings within the meaning of Regulation (EU) 2015/848 on insolvency proceedings (recast), listed in Annex A thereto, and any statutory proceedings for the restructuring of debts (akkoordprocedure) pursuant to the Bankruptcy Code.

“NautaDutilh”	NautaDutilh N.V.

“the Netherlands”	The European territory of the Kingdom of the Netherlands and “Dutch” is in or from the Netherlands.

“Offering”	The “at-the-market” offering of Common Shares as contemplated by the ATM Prospectus.

“Offer Shares”	The Common Shares to be issued pursuant to the Offering from time to time for a maximum aggregate offering price of up to USD $ 300,000,000.

“PRIIPs Regulation”	Regulation (EU) No 1286/2014 on key information documents for packaged retail and insurance-based investment products (PRIIPs).

“Prospectus”	the Base Prospectus supplemented by one or more prospectus supplements.

“Prospectus Regulation”	Regulation (EU) 2017/1129 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market.

“Registered Securities”	The Debt Securities, Registered Shares, Units and Warrants.

“Registered Shares”

The following Common Shares:

a.  the Offer Shares;

b.  the Common Shares registered pursuant to the Registration Statement; and

c.   the Common Shares issuable pursuant to the conversion, exchange or exercise of other Registered Securities.

“Registration Statement”	The Company’s registration statement on Form S-3 filed with the SEC on February 28, 2024 in the form reviewed by us.

“Relevant Moment”	Each time when one or more Registered Securities are issued by the Company.

“SEC”	The United States Securities and Exchange Commission.

“Units”	One or more series of units issuable by the Company and registered pursuant to the Registration Statement consisting of one or more Debt Securities, Registered Shares, Warrants or any combination of such securities as specified in the applicable prospectus supplement.

“Warrants”	One or more series of warrants issuable by the Company and registered pursuant to the Registration Statement for the purchase of Debt Securities, Common Shares or other securities as specified in the applicable prospectus supplement